                                     OFFICE LEASE

                                TERMS AND DEFINITIONS


DATE:          June 14, 1996

LANDLORD:      Colonial Savings, F.A.

LANDLORD'S ADDRESS: 2626 West Freeway
                    P.O. Box 2988
                    Fort Worth, Texas 76102

TENANT:        Website Management Co., Inc.
               d/b/a Flashnet Communications

TENANT'S ADDRESS:   1812 N. Forest Park Boulevard
                    Fort Worth, Texas 76102

PREMISES
     Approximate Square Feet: 14,280
     Street Address/Suite:    1812 N. Forest Park Boulevard
     City, State, Zip:        Fort Worth, Texas  76102

TERM (MONTHS): 36 months

COMMENCEMENT DATE AND BASE RENT:   The date on which Southwestern Bell
Telephone installs fiber optics on the premises or August 1, 1996, whichever occurs first, is the "Commencement Date". From the Commencement Date until October 31, 1996 base rent will be $5,966.00 per month. From November 1, 1996 until the end of one year from the Commencement Date, base rent will be $10,710.00 per month; base rent will be $11,305.00 per month for the second lease year which commences one year after the Commencement Date, and will be $11,900.00 per month for the third lease year.

RENTS ABOVE BASE RENTS: 1996 taxes and insurance premiums paid by Landlord will be deemed base taxes and base insurance premiums. During the term of this lease, subsequent to 1996, Tenant agrees to pay Landlord, on demand, as additional rents, the amount, if any, by which the taxes and/or insurance premiums for the subsequent years exceed the taxes and/or insurance premiums for 1996. Upon the expiration of the Lease, said additional rents, if any, will be prorated to include only the portion of the year during which the extension was in effect or the portion of the year during which Tenant occupied the premises, whichever was the last to occur.

TERMINATION DATE:   36 months after the Commencement Date

SECURITY DEPOSIT:   None

USE: Communications provider


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AMOUNT OF LIABILITY INSURANCE
     Death/Bodily Injury:     $1,000,000.00

"Rent" means base rent plus any other sums of money due Landlord by Tenant.

"Landlord" means Landlord and its agents, employees, invitees, licensees or visitors.

"Tenant" means Tenant and its agents, employees, invitees or visitors.

"Essential Services" means heating, ventilating, air conditioning, water, and the usual utility connections reasonably necessary for occupancy of the premises for the use stated above. This term does not include the means for connecting fiber optics, and such connections will be done at the sole cost of Tenant.

"Common Areas" means all facilities and areas of the building that are intended and designated by Landlord from time to time for the common, general and nonexclusive use of all tenants of the building. Landlord shall have the exclusive control over and right to manage the common areas.

"Parking Lot" means the 126 parking spaces closest to this building, but does not include the 68 parking spaces adjacent to the red barn-style building located at 1800 N. Forest Park Boulevard, which building has been leased to Cowtown Corrals, Ltd. under a Lease Agreement which gives Tenant, Tenant's invitees and sub-tenants permission to use, as additional parking, the parking area at 1812 N. Forest Park Boulevard after 6:00 p.m. Monday through Friday, and all day on Saturdays, Sundays and business holidays.

                             LEASE CLAUSES AND COVENANTS

A.   TENANT AGREES TO:

1. Lease the premises for the entire term beginning on the commencement date and ending on the termination date.

2. Construct and install tenant improvements to the premises in a good and workmanlike manner.

3. Obey all laws, ordinances, orders and rules and regulations applicable to the use, condition and occupancy of the premises, including the rules and regulations of the building and parking lot, if any, adopted by Landlord, and to honor the lease of Cowtown Corrals, Ltd. which is referred to above in the paragraph concerning "Parking Lot".


                                                            Page 2 of 9 pages.
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4.   Pay monthly, in advance, on the first day of the month, the base rent to
     Landlord at Landlord's address; if the commencement date is other than the first day of a month, the base rent for the part of the month from the commencement date to the first day of the next month shall be prorated and paid on or before the commencement date.

5.   Pay, as additional rent, all other sums due under this lease.

6. Pay a late charge of 5% (five percent) of any rent not received by Landlord by the fifteenth (15th) day of the month in which it is due.

7.   Pay for all utility services used by Tenant.

8. Upon reasonable advance notice to Tenant (except for emergencies), allow Landlord to enter the premises to perform Landlord's obligations, inspect the premises and during the last six (6) months of the term, show the premises to prospective purchasers or tenants; provided, however, no such non-emergency entry shall interfere with Tenant's normal operations.

9. Repair, replace and maintain any part of the premises that Landlord is not obligated to repair, replace or maintain, normal wear excepted.

10.  Repair any damage to the premises and the parking lot caused by Tenant.

11. Submit in writing to Landlord any request for repairs, replacement and maintenance that are the obligations of Landlord.

12. Maintain commercial general liability insurance, including contractual liability coverage, for the premises and the conduct of Tenant's business, naming Landlord as an additional insured, in the amounts stated above in the basic lease terms and definitions.

13.  Maintain insurance on Tenant's personal property.

14. Deliver certificates of insurance to Landlord before the commencement date and thereafter when requested.

15. Indemnify, defend and hold Landlord harmless from any loss, attorney's fees, expenses or claims arising out of use of the premises occasioned or alleged to be occasioned in whole or in part by any act or omission on the part of Tenant.

16. Vacate the premises and return all keys to the premises on termination of this lease.


                                                            Page 3 of 9 pages.
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17.  On request, execute an estoppel certificate that states the commencement and termination dates of the lease, identifies any amendments to the lease, describes any rights to extend the lease term or purchase rights, lists defaults by Landlord and provides any other information reasonably requested.


B.   TENANT AGREES NOT TO:

1. Use the premises for any purpose other than that stated in the basic lease terms and definitions.

2. (a) Create a nuisance, (b) interfere with any other tenant's normal business operations or Landlord's management of the building, (c) permit any waste or (d) use the premises in any way that is extra hazardous, would increase insurance premiums, or would void insurance on the building.

3. Change Landlord's lock system after initial re-keying of the premises. With Landlord's written consent, Tenant can add another lock system or security system.

4. Alter the premises after commencement of the term of this lease without Landlord's consent which will not be unreasonably withheld.

5.   Allow a lien to be placed on the premises.

6. Assign this lease or sublease any portion of the premises without Landlord's written consent.


C.   LANDLORD AGREES TO:

1. Lease to Tenant the premises for the entire term beginning on the commencement date and ending on the termination date.

2. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition and occupancy of the building and the parking lot, if any.

3.   Provide normal utility-service connections to the building.

4. Warrant the HVAC system and plumbing for ninety (90) days after the commencement date.

5. Repair, replace and maintain the (a) foundation, (b) parking lot and common areas, (c) structural soundness of the exterior walls, doors, corridors and windows and (d) the roof system.

6. Insure the building and any parking facility against all risks of direct physical loss in an amount equal to at least 90 percent of the full replacement cost of the same as of the date of the loss


                                                            Page 4 of 9 pages.
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     and liability; Tenant will have no claim to any proceeds of Landlord's insurance policy, but the policy will be endorsed to include a waiver of subrogation in favor of Tenant.

7. Provide Tenant, on request, with an annual accounting of the insurance premiums, property taxes and assessments paid by Landlord on the land and building of which the premises are a part.

D.   LANDLORD AGREES NOT TO:

1. Interfere with Tenant's possession of the premises as long as Tenant is not in default.

2.   Unreasonably withhold consent to a proposed assignment of sub-lease.

E.   LANDLORD AND TENANT AGREE TO THE FOLLOWING:

1. Alterations. Any physical additions or improvements to the premises made by Tenant will become the property of Landlord. Landlord may require that Tenant, at termination of this lease and at Tenant's expense, repair any alterations and restore the premises to the condition existing at the commencement date, normal wear excepted.

2. Abatement. Tenant's covenant to pay rent and Landlord's covenants are independent of each other. Except as otherwise provided, Tenant shall not be entitled to abate rent for any reason.

3. Release of Claims/Subrogation. Landlord and Tenant release each other from any claim, by subrogation or otherwise, for any damage to the premises, the building, the parking facility, if any, or personal property within the building, by reason of fire or the elements, regardless of cause, including negligence of Landlord or Tenant, provided however, this release applies only to the extent that it is permitted by law, the damage is covered by insurance proceeds, and the release does not adversely affect any insurance coverage.

4. Notice to Insurance Companies. Landlord and Tenant will notify the issuing insurance companies of the release set forth in the preceding paragraph and will have the insurance policies endorsed, if necessary, to prevent invalidation of the insurance coverage.

5. Casualty/Total or Partial Destruction. (a) If the premises are damaged by casualty and can be restored within ninety days, Landlord will, at its expense, restore the premises to substantially the same condition as they existed before the casualty.


                                                            Page 5 of 9 pages.
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     If Landlord fails to complete restoration within ninety days from the date of written notification by Tenant to Landlord of the casualty, Tenant may terminate this lease by written notice to Landlord. (b) If the premises cannot be restored within ninety days, Landlord has an option to restore or not to restore the premises. If Landlord chooses not to restore, this lease will terminate. If Landlord chooses to restore, it will notify Tenant of the estimated time to restore and give Tenant an option to terminate this lease by notifying Landlord within ten days. If Tenant does not terminate this lease, it shall continue and Landlord shall restore the premises as provided in (a) above. (c) To the extent the premises are untenantable after the casualty and the damage was not caused by Tenant, the rent will be adjusted as may be fair and reasonable.

6. Condemnation/Substantial or Partial Taking. (a) If the premises cannot be used for the purposes contemplated by this lease because of condemnation or purchase in lieu of condemnation, this lease will terminate. (b) If there is a condemnation or purchase in lieu of condemnation and this lease is not terminated, Landlord will, at Landlord's expense, restore the premises, and the rent payable during the unexpired portion of the term will be adjusted as may be fair and reasonable. (c) Tenant will have no claim to the condemnation award or proceeds in lieu of condemnation.

7. Default by Landlord/Events. Defaults by Landlord are (a) failing to comply with any provision of this lease within thirty days after written notice or
     (b) failing to provide essential services to Tenant within three days after written notice.

8. Default by Landlord/Tenant's Remedies. Tenant's remedies for Landlord's default are to (a) sue for damages, and (b) if Landlord does not provide an essential service for thirty days after default, terminate this lease.

9. Default by Tenant/Events. Defaults by Tenant are (a) failing to pay timely rent, (b) abandoning or vacating a substantial portion of the premises, or
     (c) failing to comply within ten days after written notice with any provision of this lease other than the defaults set forth in (a) and (b) above.

10. Default by Tenant/Landlord's Remedies. Landlord's remedies for Tenant's default are, after giving Tenant ten days prior written notice of the default and such default continues, to (a) enter and take possession of the premises, after which Landlord may re-let the premises on behalf of Tenant and receive the rent directly by reason of the re-letting, and Tenant agrees to reimburse Landlord for any expenditures made in order to re-let;
     (b) enter the premises and perform tenant's obligations; or (c) terminate this lease by written notice and sue for damages. Landlord may enter and take possession of the premises by self-help, by picking or changing locks if necessary, and may lock out


                                                            Page 6 of 9 pages.
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     Tenant or any other person who may be occupying the premises, until the default is cured, without being liable for damages. Landlord shall not be required to give prior written notice of Tenant's default(s) more often than three times in any lease year.

11. Default/Waiver/Mitigation. It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this lease does not preclude pursuit of other remedies in this lease or provided by law. Landlord and Tenant have a duty to mitigate damages.

12. Holdover. If Tenant does not vacate the premises following termination of this lease, Tenant shall be a tenant at will and shall vacate the premises on receipt of notice from Landlord. No holding over by Tenant, whether with or without the consent of Landlord, will extend the term.

13. Alternative Dispute Resolution. Landlord and Tenant shall submit in good faith to mediation before filing a suit for damages.

14. Attorney's Fees. If either party retains an attorney to enforce this lease, the prevailing party is entitled to recover reasonable attorney's fees.

15.  Venue.  Venue is in the county in which the premises are located.

16. Entire Agreement. This lease, together with the attached exhibits and riders, if any, is the entire agreement of the parties, and there are no oral representations, warranties, agreements or promises pertaining to this lease or to the expressly mentioned exhibits and riders not incorporated in writing in this lease.

17. Amendment of Lease. This lease may be amended only by an instrument in writing signed by Landlord and Tenant.

18. Limitation of Warranties. There are no implied warranties of merchantability, of fitness for a particular purpose, or of any other kind arising out of this lease, and there are no warranties that extend beyond those expressly stated in this lease.

19. Notices. Any notice required by this lease shall be deemed to be delivered (whether or not actually received) when deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to Landlord or Tenant at their addresses.

20. Abandoned Property. Landlord may retain, destroy or dispose of any property left on the premises at the end of the term.


                                                            Page 7 of 9 pages.
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21.  Signage.  Tenant may place signage on the exterior of the building and on the lawn outside of the building as mutually agreed upon by Landlord and Tenant.

22. Subordination. Tenant accepts this lease subject and subordinate to any mortgage, deed of trust or other mortgage, deed of trust or other lien presently existing or hereafter placed upon the leased premises and to any renewals and extensions thereof; provided that any Mortgagee will execute and deliver to Tenant a nondisturbance agreement stating that Tenant's right of possession during the term will not be disturbed as long as Tenant is not in default under this lease. Tenant agrees that any mortgagee and/or beneficiary of any such deed of trust or other lien ("Landlord's Mortgagee") and/or Landlord shall have the right (but shall not be obligated) at any time to subordinate such mortgage, deed of trust, or other lien to this lease on such terms and subject to such conditions as Landlord's Mortgagee may deem appropriate in its discretion. Upon demand, Tenant agrees to execute promptly such further instruments subordinating this lease, as Landlord may request, and such nondisturbance and attornment agreements, as any such Landlord's Mortgagee shall request, in a form satisfactory to Landlord's Mortgagee. In the event that Tenant shall fail to execute any such instrument promptly as requested, Tenant hereby irrevocably constitutes Landlord as attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being stipulated by Landlord and Tenant that such agency is coupled with an interest in Landlord and is, accordingly, irrevocable.

23. Extension Option. If Landlord does not take the subject property for Landlord's own use or for the use of any of Landlord's affiliates, Tenant shall have the option to extend the term for one additional three (3) year term at a rate to be mutually agreed upon by Landlord and Tenant at that time. Tenant will give Landlord written notice of its desire to extend the term at least ninety (90) days prior to the expiration of the initial three
     (3) year term.

24. Landlord agrees from time to time and upon reasonable request from Tenant to execute and deliver to Tenant a document which subordinates Landlord's statutory or contract lien and/or security interest upon personal property of Tenant, which is located within the leased premises, for the purpose of Tenant's financing and/or leasing of such personal property, in a form which is reasonably acceptable to Tenant's lenders and/or equipment lessors.

25.  List of Exhibits.

     a.  property plat
     b.  building floor plan


                                                            Page 8 of 9 pages.
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LANDLORD: COLONIAL SAVINGS, P.A.



     By:              /s/ James E. DuBose
         --------------------------------------------------
     James E. Dubose                         President
     ------------------------------------------------------
     (Name)                                       (Title)




TENANT:   WEBSITE MANAGEMENT CO., INC. d/b/a FLASHNET COMMUNICATIONS



     By:              /s/ Scott Leslie
         --------------------------------------------------
     Scott Leslie                            President
     ------------------------------------------------------
     (Name)                                       (Title)





                                                            Page 9 of 9 pages.

                                   EXHIBIT A
                                 Property Plat


A copy of the property plat is retained elsewhere.

                                   EXHIBIT B
                              Building Floor Plan


A copy of the building floor plan is retained elsewhere.

                               ADDENDUM TO OFFICE LEASE

Date:          May 23, 1997

Landlord:      Colonial Savings, F.A.

Landlord's Address:  2626 West Freeway
                     P. O. Box 2988
                     Fort Worth, TX 76102

Tenant:        Website Management Co., Inc.
               d/b/a Flashnet Communications

Tenant's Address:   1812 N. Forest Park Blvd.
                    Fort Worth, TX 76102

Additional Premises:     1800 N. Forest Park Blvd., Fort Worth, TX 76102
                         containing approximately 8,800 square feet

WHEREAS, Landlord and Tenant entered into one certain OFFICE LEASE dated June 14, 1996 concerning the premises located at 1812 N. Forest Park Boulevard, Fort Worth, Texas; and

WHEREAS, Landlord and Tenant desire to enter into an agreement for the lease of the building referred to above as the Additional Premises upon substantially the same terms and conditions as are contained in the said OFFICE LEASE dated June 14, 1996;

NOW THEREFORE, in consideration of the premises it is agreed as follows:
     1. The Additional Premises shall be leased to Tenant for a term beginning July 7, 1997 and ending July 31, 1999.
     2. In addition to the rent payable under the terms of the OFFICE LEASE, Tenant will pay additional rent for the additional premises at the rate of $5,000.00 per month, payable in advance each month. 1997 taxes and insurance premiums paid by Landlord will be deemed base taxes and base insurance premiums. During the term of this agreement, subsequent to 1997. Tenant agrees to pay Landlord, on demand, as additional rents, the amount, if any, by which the taxes and/or insurance premiums for the subsequent years exceed the taxes and/or insurance premiums for 1997. Upon the expiration of this agreement, said additional rents, if any, will be prorated to include only the portion of the year during which the extension was in effect or the portion of the year during which Tenant occupied the premises, whichever was the last to occur.
     3. Tenant shall furnish Landlord with evidence, by endorsement or otherwise, showing that Tenant's liability insurance policy in an amount of at least $1,000,000.00 includes coverage on the additional premises.

     4. The term "Parking Lot" as defined in the OFFICE LEASE is hereby amended to include all parking spaces located at 1812 N. Forest Park Blvd. and all parking spaces at 1800 N. Forest Park Blvd.
     5. Landlord will maintain the heating and air conditioning equipment located on the Additional Premises from July 7, 1997 through October 5, 1997, after which date the maintenance of such equipment will be at Tenant's expense.
     6. Tenant will contact Sonitrol of Fort Worth at 8 Campus Circle, Suite 150, Fort Worth, TX 76262 (817) 491-0606 to arrange to either have the leased security system transferred to Tenant's name or to have it removed.
     7. Landlord and Cowtown Corrals, Ltd. have a LEASE AGREEMENT concerning the Additional Premises which is dated June 3, 1996 for a term which expires on July 2, 1997. On May 16, 1997 Landlord sent a written request to Cowtown Corrals, Ltd. demanding that it peaceably surrender possession of the subject premises at midnight on July 2, 1997. In the event that Cowtown Corrals, Ltd. fails or refuses to surrender possession as demanded, Tenant (herein) agrees that it will hold Landlord harmless until such time as Landlord is able to deliver possession of the Subject premises to Tenant, except, however, that should Tenant be unable to occupy the subject premises for a period of time greater than thirty
(30) days, Tenant shall have the right to terminate this Addendum with no further obligation. The term of this Addendum shall commence upon Tenant's possession of the subject premises, in the event of a delay.

Except as herein modified and amended, the said OFFICE LEASE of June 14, 1996 is hereby affirmed so that its terms will not only apply to the property located at 1812 N. Forest Park Blvd., but also will apply to the Additional Premises located at 1800 N. Forest Park Blvd. This ADDENDUM shall be attached to and shall be made a part of said OFFICE LEASE.

AGREED AND ACCEPTED as of the date first mentioned above.

LANDLORD: COLONIAL SAVINGS, F.A.



                         By: /s/ James E. DuBose
                            ---------------------------------
                              James E. DuBose, President


TENANT:        WEBSITE MANAGEMENT CO., INC. d/b/a FLASHNET COMMUNICATIONS



                         By: /s/ Scott Leslie
                            ---------------------------------
                              Scott Leslie, President